As filed with the U.S. Securities and Exchange Commission on May 12, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________________
The Oncology Institute, Inc.
(Exact name of registrant as specified in its charter)

Delaware	84-356323
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18000 Studebaker Rd, Suite 800
Cerritos, California 90703
(Address of Principal Executive Offices) (Zip Code)

The Oncology Institute, Inc. 2021 Incentive Award Plan
The Oncology Institute, Inc. Employee Stock Purchase Plan
TOI Parent, Inc. 2019 Non-Qualified Stock Option Plan
(Full title of the plan)

Brad Hively
Chief Executive Officer
18000 Studebaker Rd, Suite 800
Cerritos, California 90703
(Name and address for agent for service)

(562) 735-3226
(Telephone number, including area code, of agent for service)

Copies to:
Steven B. Stokdyk
Brian Duff
Brent Epstein
10250 Constellation Blvd, Suite 1100
Los Angeles, California 90067
(213) 485-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note:

On February 22, 2022, The Oncology Institute, Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (File No. 333-262903) (the “Prior Registration Statement”) to register 8,269 shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), which may be issued under the TOI Parent, Inc. 2019 Non-Qualified Stock Option Plan (the “2019 Plan”), 7,722,417 shares of the Registrant’s Common Stock, which may be issued under The Oncology Institute, Inc. 2021 Incentive Award Plan (the “2021 Plan”) and 1,341,088 shares of the Registrant’s Common Stock, which may be issued under The Oncology Institute, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”).

Pursuant to General Instruction E of Form S-8, this Registration Statement is filed by the Registrant to register an additional 6,721,764 shares of Common Stock reserved for issuance under the 2019 Plan, 10,000,000 shares of Common Stock available or that may become available for issuance under the 2021 Plan in accordance with its terms and 2,250,000 shares of Common Stock available or that may become available for issuance under the ESPP in accordance with its terms. In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference, including all exhibits filed therewith or incorporated therein by reference, except as supplemented, amended or superseded by the information set forth below.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

References in this Registration Statement to “we,” “us,” “our,” and the “Company,” or similar references, refer to The Oncology Institute, Inc. (formerly known as DFP Healthcare Acquisitions Corp.), unless otherwise stated or the context otherwise requires.

Item 3.     Incorporation of Documents by Reference.

The following documents, which have been filed by The Oncology Institute, Inc. or its predecessor, DFP Healthcare Acquisitions Corp., with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 11, 2022 (File No. 001-39248);

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Commission on May 10, 2022 (File No. 001-39248);

(c)
The Company’s Current Reports on Form 8-K filed with the Commission on March 7, 2022, April 4, 2022, and May 5, 2022, in each case only to the extent that the items therein are specifically stated to be “filed” rather than “furnished” for the purposes of Section 18 of the Exchange Act; and

(d)
The description of the Company’s securities contained in the Company’s Registration Statement on Form S-1 filed with the Commission on December 17, 2021 (File No. 333-261740), (as amended by the Company's amended Registration Statement on form S-1/A filed on February 8, 2022) including any amendments or reports filed for purposes of updating such description.

All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment, which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained therein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such document or such statement in such document.

Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.     Exhibits.

The following are the exhibits required by Item 601 of Regulation S-K:

Exhibit Number		Incorporated by Reference				Filled or Furnished Herewith
	Description	Form	File No.	Exhibit	Filing Date
2.1	Merger Agreement, dated as of June 28, 2021, by and among DFP, Merger Sub I, Merger Sub II, and TOI Parent, Inc.	S-4	333-258152		Oct. 20, 2021
4.1	Amended and Restated Certificate of Incorporation of The Oncology Institute, Inc.	8-K	001-39248	3.1	Nov. 18, 2021
4.2	Amended and Restated Bylaws of The Oncology Institute, Inc.	8-K	001-39248	3.2	Nov. 18, 2021
5.1	Opinion of Latham & Watkins LLP					X
23.2	Consent of BDO USA, LLP					X
23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1)					X
99.1	TOI Parent, Inc. 2019 Non-Qualified Stock Option Plan	8-K/A	001-39248	10.7	Nov 22, 2021
99.2	The Oncology Institute, Inc. 2021 Incentive Award Plan	8-K/A	001-39248	10.2	Nov. 22, 2021
99.3	The Oncology Institute, Inc. Employee Stock Purchase Plan	8-K/A	001-39248	10.3	Nov. 22, 2021
107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cerritos, State of California, on May 12, 2022.

THE ONCOLOGY INSTITUTE, INC.

By:	/s/ Brad Hively
Name:	Brad Hively
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Brad Hively and Mihir Shah acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on May 12, 2022.

Signature	Title
/s/ Brad Hively	Chief Executive Officer and Director
Brad Hively	(Principal Executive Officer)
/s/ Mihir Shah	Chief Financial Officer
Mihir Shah	(Principal Financial Officer)
/s/ Diona Simoneit	Chief Accounting Officer
Diona Simoneit	(Principal Accounting Officer)
/s/ Richard Barasch	Director
Richard Barasch
/s/ Karen Johnson	Director
Karen Johnson
/s/ Mohit Kaushal	Director
Mohit Kaushal
/s/ Anne McGeorge	Director
Anne McGeorge
/s/ Ravi Sarin	Director
Ravi Sarin